CORPORATION SERVICE COMPANY
www.incspot.com

CSC- West Trenton
P.O.Box 77132
830 Bear Tavern Road, Suite 305
West Trenton, NJ 08628-1020
800-631-2155
609-530-0877 (Fax)

Matter#	Not Provided	**Order#**	543273-5
Project Id :		**Order Date**	04/24/2008

Entity Name :	ALL STATE PROPERTIES HOLDINGS, INC.
Jurisdiction :	NV-Secretary of State
Request for :	Incorporation/Formation Filing
File# :	E0268922008-4
File date :	04/24/2008
Result :	Filed

Ordered by MS. JENNIFER RANUCCI at ANSLOW & JACLIN, LLP

Thank you for using CSC. For real-time 24 hour access to the status of any order placed with CSC, access our website at www.incspot.com.

If you have any questions concerning this order or IncSpot, please feel free to contact us.

Betty-Jean Konieczny
bkoniecz@cscinfo.com

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20080284360-33
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/24/2008 4:00 PM Entity Number E0268922008-4

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. ***Name of Corporation:***	ALL STATE PROPERTIES HOLDINGS, INC.
2. ***Resident Agent Name and Street Address:*** *(must be a Nevada address where process may be served)*	CSC Services of Nevada, Inc. Name 502 East John Street / Carson City / Nevada / 89706 (MANDATORY) Physical Street Address / City / Zip Code (OPTIONAL) Mailing Address / City / State / Zip Code
3. ***Shares:*** *(number of shares corporation is authorized to issue)*	Number of shares with par value: 100,000,000 common 10,000,000 preferred / Par value per share: $ .0001 / Number of shares without par value:
4. ***Names & Addresses of the Board of Directors/Trustees:*** *(each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)*	1. Garry McHenry Name 106 Glenwood Drive S. / Liverpool / / 13090 Street Address / City / State / Zip Code 2. Name Street Address / City / State / Zip Code 3. Name Street Address / City / State / Zip Code
5. ***Purpose:*** *(optional - see instructions)*	The purpose of this Corporation shall be:
6. ***Name, Address and Signature of Incorporator:*** *(attach additional page if more than 1 incorporator)*	Corporation Service Company / X [signature] Name / Signature 830 Bear Tavern Road / West Trenton / NJ / 08628 Address / City / State / Zip Code
7. ***Certificate of Acceptance of Appointment of Resident Agent:***	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc. X By [signature] / 8/24/2008 Authorized Signature of R. A. or On Behalf of R. A. Company / Date Elizabeth R. Konieczny, Asst. Sec.

This form must be accompanied by appropriate fees.